SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

        Date of report (Date of earliest event reported): March 29, 1997




                          ASTORIA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE                  0-22228                     11-3170868
     (State or other           Commission File               (IRS Employer
     jurisdiction of               Number)                Identification No.)
      incorporation)




          ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085 (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (516) 327-3000




                                      NONE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On March 29, 1997, Astoria Financial Corporation, a Delaware corporation ("Astoria Financial"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Astoria Financial, Astoria Federal Savings and Loan Association, a federally chartered savings and loan association and a wholly-owned subsidiary of Astoria Financial (the "Association"), and The Greater New York Savings Bank, a New York chartered stock savings bank ("The Greater"), a copy of which is attached hereto as Exhibit 2.1. The Merger Agreement provides, among other things, that The Greater will be merged with and into the Association, with the Association being the surviving corporation (the "Merger").

         Pursuant to the Merger Agreement, each share of common stock of The Greater issued and outstanding at the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive either 0.50 shares of Astoria Financial common stock or $19.00 in cash, pursuant to an election procedure as described in the Merger Agreement, subject to 75% of The Greater shares receiving Astoria Financial common stock and 25% receiving cash. In addition, the outstanding shares of the 12% Noncumulative Preferred Stock, Series B, of The Greater will be converted into a newly-created series of preferred stock of Astoria Financial with substantially identical, and no less favorable, terms.

         Consummation of the merger is subject to the satisfaction of certain conditions, including approval of the shareholders of both Astoria Financial and The Greater and approval of the appropriate regulatory agencies.

         The Greater has the right to terminate the Merger Agreement if the market value of Astoria Financial (as defined in the Merger Agreement) falls below $30.30 per share and such decline in value is 15% greater than the percentage decline of a group of similar financial institutions, unless Astoria Financial delivers to The Greater's shareholders Astoria Financial shares having a minimum value established pursuant to a formula set forth in the Merger Agreement.

         In connection with the Merger Agreement, Astoria Financial and The Greater also entered into a Stock Option Agreement, dated as of March 29, 1997 and a copy of which is attached hereto as Exhibit 4.1, pursuant to which The Greater granted Astoria Financial an option to purchase up to 2,721,536, or 19.9%, of The Greater's issued and outstanding shares of common stock, upon the terms and conditions stated therein. The Merger Agreement also includes a provision for a $5 million termination fee that is payable to Astoria Financial if the transaction is not completed under certain circumstances.

         This Current Report on Form 8-K/A may contain certain forward-looking statements regarding Astoria Financial's acquisition of The Greater, including cost savings to be realized, earnings accretion, transaction charges and other opportunities following the acquisition which are based on management's current expectations regarding economic, legislative and regulatory issues. The factors which may cause future results to vary materially include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines;

changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting each company's operations, pricing, products and services.

         Astoria Financial and The Greater publicly announced the Merger in a press release dated March 31, 1997, a copy of which was attached to Astoria Financial's Current Report on Form 8-K filed on March 31, 1997.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c) Exhibits. The following Exhibits are filed as part of this report:


            EXHIBIT NO.                                  DESCRIPTION
            -----------                                  -----------

                2.1 Agreement and Plan of Merger, dated as of March 29, 1997, by and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and The Greater New York Savings Bank.

                4.1 Stock Option Agreement, dated as of March 29, 1997, by and between The Greater New York Savings Bank and Astoria Financial Corporation.

                99.1                Press Release issued on March 31, 1997.*

                99.2                Analyst Presentation.*





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*Previously filed with Astoria Financial Corporation's Current Report on Form
8-K on March 31, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ASTORIA FINANCIAL CORPORATION


                                   By: /s/ George L. Engelke, Jr.
                                       -----------------------------------
                                       George L. Engelke, Jr.
                                       President and Chief
                                         Executive Officer


Dated: April 8, 1997

                                  EXHIBIT INDEX



          EXHIBIT                               DESCRIPTION
          -------                               -----------

            2.1 Agreement and Plan of Merger, dated as of March 29, 1997, by and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and The Greater New York Savings
                            Bank.

            4.1 Stock Option Agreement, dated as of March 29, 1997, by and between The Greater New York Savings Bank and Astoria Financial Corporation.

            99.1            Press Release issued on March 31, 1997*

            99.2            Analyst Presentation.*





----------
*Previously filed with Astoria Financial Corporation's Current Report on Form 8-K on March 31, 1997.